UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Ikonics Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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IKONICS CORPORATION
4832 Grand Avenue
Duluth, Minnesota 55807
(218) 628-2217
Dear Shareholder:
     You are cordially invited to attend the Annual Meeting of Shareholders to be held at the new IKONICS facility located at 2302 Commonwealth Avenue, Duluth, Minnesota, at 1:00 p.m., Central Time, on April 24, 2009.
     The Secretary’s Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.
     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the proxy and vote in person at that time if you so desire.
Sincerely,

William C. Ulland
Chairman of the Board
     March 19, 2009

Notice of Annual Meeting of Shareholders
GENERAL INFORMATION
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
PROPOSED AMENDMENTS TO STOCK INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL MATTERS

IKONICS CORPORATION

Notice of Annual Meeting of Shareholders
to be held on April 24, 2009

     The Annual Meeting of Shareholders of IKONICS Corporation will be held at the new IKONICS facility located at 2302 Commonwealth Avenue, Duluth, Minnesota, at 1:00 p.m., Central Time, on April 24, 2009 for the following purposes:
1.	To elect seven directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

2	To amend the 1995 Stock Incentive Plan principally by extending the expiration date from February 22, 2014 to February 18, 2019 and reserving 100,000 additional shares of Common Stock for future awards, which will increase the number of shares currently remaining available for future awards from 46,673 to 146,673.

3.	To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.
     The Board of Directors has fixed March 5, 2009 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.
     Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible. You may revoke your proxy at any time prior to its exercise and returning your proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.
By Order of the Board of Directors,

Jon Gerlach
Secretary
Duluth, Minnesota
March 19, 2009

PROXY STATEMENT

GENERAL INFORMATION
     The enclosed proxy is being solicited by the Board of Directors of IKONICS Corporation, a Minnesota corporation (“IKONICS” or the “Company”), for use in connection with the Annual Meeting of Shareholders to be held at the new IKONICS facility located at 2302 Commonwealth Avenue, Duluth, Minnesota, at 1:00 p.m., Central Time, on April 24, 2009 and at any adjournments thereof. Only shareholders of record at the close of business on March 5, 2009 will be entitled to vote at such meeting or adjournment. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. A shareholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Secretary of the Company of termination of the proxy’s authority or a properly signed and duly returned proxy bearing a later date.
     The address of the principal executive office of the Company is 4832 Grand Avenue, Duluth, Minnesota 55807 and the telephone number is (218) 628-2217. The mailing of this Proxy Statement and the Board of Directors’ form of proxy to shareholders will commence on or about March 19, 2009.
     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, regular or electronic mail, or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.
     The Common Stock of the Company, par value $.10 per share, is the only authorized and issued voting security of the Company. At the close of business on March 5, 2009 there were 1,993,983 shares of Common Stock issued and outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.
     A plurality of the votes cast is required for election of the director nominees listed under “Election of Directors” in this Proxy Statement. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote on the amendments to the 1995 Stock Incentive Plan and present in person or by proxy at the meeting is required for approval of the amendments. A shareholder voting through a proxy who abstains with respect to any matter is considered to be present and entitled to vote on such matter at the meeting. A shareholder (including a broker) who does not give authority to vote, or withholds authority to vote, on any proposal shall not be considered present and entitled to vote on such proposal.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
     The following table sets forth, as of February 23, 2009, the number of shares of Common Stock beneficially owned by each person who is a beneficial owner of more than 5% of the Common Stock issued and outstanding, by each executive officer named in the Summary Compensation Table, by each director, and by all officers and directors as a group. All persons have sole voting and dispositive power over such shares unless otherwise indicated.

Name and Address	Number	Percentage of
of Beneficial Owner(1)	Of Shares	Outstanding Shares
Directors and executive officers:
William C. Ulland	244,505	12.26%
Charles H. Andresen	26,289	1.32
Gerald W. Simonson	114,973	5.77
David O. Harris	88,542	4.44
Rondi C. Erickson	13,398	*
Lockwood Carlson	—	*
H. Leigh Severance	175,079	8.78
Claude P. Piguet	21,675	1.09
Jon Gerlach	11,250	*
All directors and executive officers (12 persons, including those named above)	705,656	35.39
Additional Beneficial Owners > 5% Joseph R. Nerges	338,380 (2)	16.97

*	Less than one percent.

(1)	The address for each of the persons listed below is 4832 Grand Avenue, Duluth, Minnesota 55807, except for Mr. Nerges, whose address is 1726 Bundy Street, Scranton, Pennsylvania 18508.

(2)	Based solely on information contained in filings made by Mr. Nerges with the Securities and Exchange Commission on or prior to February 23, 2009.

ELECTION OF DIRECTORS
     The business of the Company is managed under the direction of a Board of Directors, with the number of directors fixed from time to time by the Board of Directors. The Board of Directors has fixed at seven the number of directors to be elected to the Board at the 2009 Annual Meeting of Shareholders and has nominated the seven persons named below for election as directors, each to serve for a one-year term. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the seven nominees named below.
     Each of the nominees is a current director of the Company and each has indicated a willingness to serve as a director for the one-year term. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.
     All nominees for director, except for Mr. Ulland, meet the independence requirements of The Nasdaq Stock Market, the stock exchange on which the Company’s shares trade.
     Following is certain information regarding the nominees for the office of director:
William C. Ulland, age 68
     Mr. Ulland is Chairman, President and Chief Executive Officer of the Company. He was named IKONICS’ Chief Executive Officer in February of 2000 and President in December of 2000. He has been a member of the Company’s Board of Directors since 1972 and has served as its Chairman since 1976. Mr. Ulland earned a degree in Geophysical Engineering from the Colorado School of Mines in 1963 and a Master of Science degree in Industrial Administration from Purdue University in 1965. Prior to becoming the Company’s Chief Executive Officer, he was involved in mineral development and evaluation as Managing Partner of the American Shield Company and President of Geomines Inc.
Charles H. Andresen, age 68
     Mr. Andresen was elected as a director of the Company in 1979. Mr. Andresen has been a shareholder in the law firm of Andresen & Butterworth, P.A., in Duluth, Minnesota for the past five years. Prior to being a shareholder in Andresen & Butterworth, P.A., Mr. Andresen was a shareholder in the law firm of Andresen, Haag, Paciotti, & Butterworth, P.A. in Duluth, Minnesota.
Gerald W. Simonson, age 78
     Mr. Simonson was elected as a director of the Company in 1978. He has been the President of Omnetics Connector Corporation, a manufacturer of microminiature connectors for the electronics industry located in Minneapolis, Minnesota, for more than the past five years.
David O. Harris, age 74
     Mr. Harris was elected a director of the Company in 1965. He has been President of David O. Harris, Inc., a manufacturer’s representative firm in Minneapolis, Minnesota, for more than the past five years.

Rondi C. Erickson, age 61
     Ms. Erickson was elected as a director of the Company in 2000. She is the co-owner of Nokomis Restaurant & Bar in Duluth, Minnesota. From October 1999 to February 2006, she was the Chief Executive Officer and a director of Apprise Technologies Inc., a company that develops and sells optical and electronic-based sensor technologies. Prior to joining Apprise, in 1995, Ms. Erickson founded American Science Corporation, a registered FDA manufacturing establishment that provided contract manufacturing and research and development support for a dental pharmaceutical company. Prior to founding American Science, Ms. Erickson founded Bay West, Inc., an environmental services firm, in 1974 and served as its Chief Executive Officer.
H. Leigh Severance, age 69
     Mr. Severance was elected as a director of the Company in 2000. Mr. Severance has over forty years investment experience as a portfolio manager and security analyst with advisory organizations and a mutual fund, including his own firm, Severance Capital Management, which was founded in 1984 to specialize in micro and small capitalization companies and quantitative portfolio management strategies. He also co-founded Jefferson Capital Management, a large capitalization quantitative investment management company. Prior to 1984, Mr. Severance was a portfolio manager with Cambiar Investors, H.L. Severance, Inc., Founders Asset Management, and J.M. Hartwell & Company. Mr. Severance received a Masters in Business Administration from the University of Chicago in 1963. He also serves on the Board of Directors of two private companies.
Lockwood Carlson, age 65
     Dr. Carlson was appointed as a director of the Company in February 2009. Dr. Carlson is President of Carlson Consulting Group, a Minneapolis-based consulting firm that he founded in 2002 and that provides strategic development foresight to organizations with a concentration in technical products and services. Dr. Carlson holds the James Renier Chair in Technological Leadership at the Center for the Development of Technological Leadership at the University of Minnesota, where he is on the faculty and teaches in the Management of Technology program. Dr. Carlson received his Ph.D. in Physics in 1971 from the University of Wyoming and is retired from 3M Company where he served as Corporate Scientist. Dr. Carlson also serves on the Board of Directors of several private companies and non-profit organizations.
Committees of the Board of Directors and Meeting Attendance
     The Board of Directors met five times during fiscal 2008. All incumbent directors attended at least 75% of the meetings of the Board and of the committees on which they served held during the periods for which they served as a director. The Company currently has an Audit Committee, a Compensation Committee and a Nominating Committee.
     The following is a description of the functions performed by each of the Committees:

Audit Committee
     The Company’s Audit Committee presently consists of Messrs. Simonson (Chairman), Andresen, Harris, Severance and Ms. Erickson. All of the members of the Audit Committee are “independent” as that term is defined in the applicable listing standards of The Nasdaq Stock Market and Rule 10A-3 promulgated under the Securities Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that Mr. Simonson is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission. The Audit Committee provides assistance to the Board of Directors in fulfilling the Board’s duties relating to corporate accounting, reporting practices of the Company and the quality and integrity of the Company’s financial reports. Among other things, the Audit Committee selects and appoints the Company’s independent registered public accounting firm, meets with the independent registered public accounting firm and financial management to review the scope of the audit and the audit procedures and reviews annually the responsibilities of the Audit Committee and recommends to the Board of Directors any changes to these responsibilities. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, adopted by the Company’s Board of Directors on February 23, 2004. A copy the Audit Committee Charter was included as Exhibit A to the Proxy Statement for the 2007 Annual Meeting of Shareholders. The Audit Committee met four times during fiscal 2008, once each quarter.
Compensation Committee
     The Company’s Compensation Committee presently consists of Messrs. Andresen (Chairman), Simonson, Harris, Severance, Carlson and Ms. Erickson. All of the members of the Compensation Committee are “independent” as that term is defined in the applicable listing standards of The Nasdaq Stock Market. The Compensation Committee annually reviews and acts upon a compensation package for the Chief Executive Officer and the Company’s other executive officers, and sets compensation policy for the other employees of the Company. In addition, the Compensation Committee acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans. The Compensation Committee also administers the IKONICS Corporation 1995 Stock Incentive Plan. The responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, adopted by the Company’s Board of Directors on February 23, 2004. Pursuant to the Compensation Committee Charter, the Committee has authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided that the subcommittees are composed entirely of independent directors. A copy of the Compensation Committee Charter was included as Exhibit B to the Proxy Statement for the 2007 Annual Meeting of Shareholders. The Compensation Committee met three times during fiscal 2008.
Nominating Committee
     The Company’s Nominating Committee presently consists of Ms. Erickson (Chairperson) and Messrs. Andresen, Simonson, Harris, Severance, and Carlson. All of the members of the Nominating Committee are “independent” as that term is defined in the applicable listing standards of The Nasdaq Stock Market. The purposes of the Nominating Committee are to identify individuals qualified to become Board members and to approve director-nominees to be considered for election by shareholders and for election by the Board to fill any vacancy or newly created directorship. The responsibilities of the Nominating Committee are set forth in the Nominating Committee which was included as Exhibit A to the Proxy Statement for the 2008 Annual Meeting of Shareholders. The Nominating Committee was established by the Board of Directors on February 20, 2008 and met three times during fiscal 2008.
     The Nominating Committee has established a policy with regard to the consideration of any director candidates recommended by the Company’s shareholders. The Nominating Committee will consider director candidates recommended by a Company shareholder provided that the shareholder sends the Company a written notice received by the Secretary of the Company that (i) states the name and address of the shareholder identifying the candidate as that information appears on the Company’s books and records and the number of shares of the Company owned by the recommending shareholder and (ii) provides the following information about the candidate:
1.	name, age, and business and residential addresses;

2.	principal occupation or employment;

3.	number of shares of the Company beneficially owned;

4.	statement of the person’s citizenship; and

5.	any other information that must be disclosed about nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the candidate’s written consent to be named as a nominee and to serve as a director if elected).
     The Company may require any proposed candidate to furnish such other information as may reasonably be required by the Nominating Committee to determine the eligibility of the proposed nominee to serve as a director. Provided a shareholder satisfies the requirements described above, the Nominating Committee will consider director candidates recommended by shareholders in the same manner that it considers all other director candidates. All director candidates must meet certain minimum qualifications established by the Nominating Committee from time to time, and the Nominating Committee will assess the experience, integrity, competence, diversity, skills, and dedication to the Company of all director candidates. Shareholders who wish to suggest qualified candidates should write to the Office of the Corporate Secretary of IKONICS Corporation, at 4832 Grand Avenue, Duluth, Minnesota 55807, stating the information described above and any other relevant details concerning the candidate’s qualifications for consideration by the Nominating Committee.
Director Compensation
     As of January 1, 2008, each non-employee director of the Company received a quarterly retainer of $2,000, plus per meeting fees of $2,000 for each meeting of the Board of Directors. Fees are not paid for committee meetings. From time to time, the Company’s non-employee directors have been awarded options to purchase the Company’s Common Stock under the 1995 Stock Incentive Plan and Mr. Ulland has been awarded stock options under such plan in connection with his position as Chairman, President and Chief Executive Officer. No such grants of stock options have been made since 2003. The following table sets forth the total compensation paid to each director for fiscal 2008.

Mr. Ulland did not receive separate compensation for his service as a director during fiscal 2008. Mr. Carlson joined the Board in 2009; therefore, he did not receive compensation for service as a director in 2008.
DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Total

Charles H. Andresen	$16,000	$16,000

Gerald W. Simonson	$16,000	$16,000

David O. Harris	$16,000	$16,000

Rondi C. Erickson	$14,000	$14,000

H. Leigh Severance	$16,000	$16,000
Shareholder Communication with the Board of Directors and Director Attendance at Annual Meetings
     The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board of Directors or specified individual directors by addressing their communication to Chief Financial Officer, IKONICS Corporation, 4832 Grand Avenue, Duluth, Minnesota 55807, by U.S. mail. The communications will be collected by the Chief Financial Officer and delivered, in the form received, to the Board or, if so addressed, to a specified director.
     The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meetings of Shareholders. The Company has always encouraged its directors to attend its annual meeting of shareholders and expects to continue this policy. In 2008, five Company directors attended the Company’s Annual Meeting of Shareholders.
REPORT OF THE AUDIT COMMITTEE
     The role of the Company’s Audit Committee, which is composed of five independent non-employee directors, is one of oversight of the Company’s management and the Company’s outside auditors in regard to the Company’s financial reporting and the Company’s controls with respect to accounting and financial reporting. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the Company’s management and independent registered public accounting firm.
     The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2008 with the Company’s management; (ii) discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); (iii) received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Rule 3526 of the Public Company Accounting Oversight Board,

“Communications With Audit Committees Concerning Independence”; and (iv) discussed with the independent registered public accounting firm their independence.
     Based on the review and discussions with management and the Company’s independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
Gerald W. Simonson, Chairman
Charles H. Andresen
David O. Harris
Rondi C. Erickson
H. Leigh Severance
Principal Accounting Firm Fees
     The following table presents fees for professional audit services rendered by McGladrey & Pullen, LLP for the audit of the Company’s annual financial statements for 2008 and 2007, and fees billed for other services rendered by McGladrey & Pullen, LLP and their affiliate RSM McGladrey, Inc. for those years.

	2008	2007
Audit Fees(1)	$83,500	$77,500
Audit-Related Fees(2)	1,950	5,185
Tax Fees(3)	31,036	13,950
All Other Fees	0	0

Total	$116,486	$96,635

(1)	Audit Fees consist of fees for professional services rendered for the audit of the Company’s financial statements, review of financial statements included in the Company’s quarterly reports, and filings with the SEC.

(2)	Audit-Related Fees are fees principally for professional services rendered for the procedures performed relating to an employment severance agreement and discussions regarding potential acquisitions.

(3)	Tax Fees consist of compliance fees for the preparation of tax returns. Tax fees for 2008 include tax consulting related to a cost segregation analysis for the new facility ($10,011) as well the preparation of returns regarding the State of Michigan ($8,150), and general state tax and foreign operation consulting ($2,375). The 2007 fee includes tax consulting related to state and local issues ($950).
     The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to approve annually all audit services and, on a case-by-case basis, all permitted non-audit services to be provided by the independent registered public accounting firm during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence. In addition, the Audit Committee may pre-approve other non-audit services during the year on a case-by-case basis.
Relationship with Principal Accounting Firm
     The Audit Committee has selected McGladrey & Pullen, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. It is the judgment of the Audit Committee that McGladrey & Pullen, LLP has and will conduct its affairs in an appropriate manner and warranted selection as the Company’s independent registered public accounting firm. The Board of Directors is not required to submit the selection of McGladrey & Pullen, LLP for ratification by the Company’s shareholders and is not doing so for ease of administration and to maintain the Audit Committee’s flexibility to select an independent registered public accounting firm that it believes is best suited to serve the Company. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting of Shareholders and will be afforded an opportunity to make a statement or respond to questions during the meeting.
EXECUTIVE OFFICERS
     Following is certain information regarding the current executive officers of the Company other than William C. Ulland:
Claude P. Piguet, age 51
     Mr. Piguet was named Executive Vice President on December 19, 2000. Previously, he was the Company’s Vice President of Operations beginning in May 1994. He was the Company’s Director of Operations from January 1992 to May 1994. Mr. Piguet joined the Company in 1990 and holds a diploma of Engineer ETS/HTL from the Ecole D’Ingenieurs de l’Etat de Vaud in Switzerland.
Jon Gerlach, age 42
     Mr. Gerlach was named Chief Financial Officer, Vice President Finance and Secretary on August 5, 2003. Previously he served as the Finance Manager for Sappi Limited — Cloquet. Prior to working for Sappi, Mr. Gerlach served in various positions with Potlatch’s Minnesota Pulp and Paper Division from 1994 to 2002. His most recent position at Potlatch was the Division Manager of Business Planning. Mr. Gerlach has also worked as a Financial Analyst with Maurices Incorporated and with Ernst & Young LLP in their audit department. Mr. Gerlach earned a Masters in Business Administration from the University of Minnesota — Duluth in 2001 and a B.S. in Accounting from St. John’s University in 1989.
Robert D. Banks, Jr., age 57
     Mr. Banks has been the Company’s Vice President of International Sales since February 1997. Previously, he was the Company’s Director of International Sales and Marketing from 1989 to 1997. His prior experience includes positions with Marshall and Ilsley Bank, H & H Exports and the Boy Scouts of America. He received a B.A. in both Economics and Environmental Studies from Northland College in 1976.

Parnell Thill, age 44
     Mr. Thill has been the Company’s Vice President of Marketing since January 2005. Previously, he served as the Company’s Marketing Director beginning in 2001. Prior to joining IKONICS, Mr. Thill worked as a marketing executive at The Stanley Works in the Industrial Tools Division. Mr. Thill earned a Masters in Business Administration from St. Thomas University in 2001, a Bachelors in Education from the University of Minnesota — Duluth in 1991, and a Bachelors in English from St. John’s University in 1987.
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
     The following table sets forth certain information regarding compensation for the fiscal years ended December 31, 2008 and December 31, 2007, provided to the Chief Executive Officer and the two other most highly compensated executive officers who received remuneration exceeding $100,000 during fiscal 2008 and 2007 (the “Named Executive Officers”).

			Non-Equity
			Incentive Plan	All Other
		Salary	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)

William C. Ulland	2008	210,000	1,731	10,587	222,318
Chairman, President and Chief Executive Officer	2007	195,000	19,063	10,703	224,766

Claude P. Piguet	2008	126,000	1,154	6,358	133,512
Executive Vice President	2007	119,000	12,708	6,585	138,293

Jon Gerlach	2008	117,000	577	5,879	123,456
Chief Financial Officer and Vice President Finance	2007	110,000	6,354	5,818	122,172
     The Company has not entered into employment agreements with any of the Named Executive Officers. The amounts portrayed in the table above under “All Other Compensation” represent the Company’s contribution to its salary deferral plan adopted under Section 401(k) of the Internal Revenue Code. The Company’s executive officers are eligible to participate in a 401(k) contributory defined contribution plan. In any plan year, the Company will contribute to each participant up to 5% of the participant’s compensation into the 401(k) plan. All of the Named Executive Officers participated in the 401(k) plan during fiscal 2008 and 2007 and received contributions.
     Amounts shown in the “Non-Equity Incentive Plan Compensation” column represent payments pursuant to the Company’s bonus program for the applicable fiscal year. Under the program, executive officers were eligible to receive cash bonuses equal to a percentage of the year’s bonus pool. The fiscal 2008 and fiscal 2007 bonus pools were set at 10% of the amount by which net income before income taxes (as adjusted for unusual items of income or expense) (“EBT”) for the applicable fiscal year exceeded the EBT target for that fiscal year. For fiscal 2008 and fiscal 2007, Mr. Ulland was eligible to receive a bonus equal to 30% of the pool, and Mr. Piguet, the Company’s Executive Vice President, was eligible to receive a bonus equal to 20% of the pool. Each of the Company’s other executive officers was eligible to receive bonuses equal to 10% of the pool for each year. The Committee did not allocate 20% of the pool in 2008 and 10% of the pool in 2007.
     The Company did not make any grants of stock options to the Named Executive Officers during fiscal 2008 or fiscal 2007.
OUTSTANDING EQUITY AWARDS
AT FISCAL YEAR-END
     As of the end of fiscal 2008, none of the Named Executive Officers had any unexercised stock options, stock that had not vested or equity incentive plan awards.
PROPOSED AMENDMENTS TO STOCK INCENTIVE PLAN
Introduction
     Effective February 19, 2009, the Company’s Board of Directors adopted, effective upon shareholder approval at the 2009 Annual Meeting of Shareholders, amendments to the Company’s 1995 Stock Incentive Plan (the “Plan”). The proposed amendments to the Plan principally seek to:
•	extend the expiration date from February 22, 2014 to February 18, 2019; and

•	reserve 100,000 additional shares of Common Stock for future awards.
     The Plan is also being amended to eliminate inapplicable references to treasury shares, which is a non-substantive, technical change to the Plan. The Compensation Committee and the Board of Directors believe that the ability to grant stock-based compensation is an important tool to position the Company to achieve continued financial and operational success.
     The following is a summary of material terms of the Plan. The summary below is in all respects qualified by the terms of the Plan. A copy of the Plan as proposed to be amended is attached as Exhibit A, marked to show changes from the current version of the Plan.
Purpose
     The purpose of the Plan is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain persons of ability to perform services for the Company. The Plan achieves this result by providing an incentive to such individuals through equity participation in the Company and by rewarding the individuals who contribute to the achievement by the Company of its economic objectives.
Administration
     The Plan is administered by the Company’s Compensation Committee (the “Committee”). The Committee has the authority to determine the timing and identity of participants, the amount of any awards and other terms and conditions of awards. The Plan also grants the Committee the power to amend or modify the terms of any outstanding award in any manner, provided however, that participants consent to amendment or modification that adversely affects them. The Committee may delegate the selection and grants of awards to employees of the Company to members of management who are not reporting persons under Section 16 of the Exchange Act.
     In the event of certain corporate transactions associated with a change in control of the Company, the Committee has the authority, without the consent of the participant, to amend or modify the vesting criteria of any outstanding award that is based on the financial performance of the Company so as equitably to reflect the transaction. As a result, the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same following the corporate transaction. Any such amendment or modification, however, must be in accordance with the terms of the Plan.
Eligibility and Number of Shares
     Participants in the Plan will be those directors, officers and employees of the Company who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company. There are approximately 80 total employees and others who provide services to the Company and its affiliates, any or all of whom may be considered for the grant of awards under the Plan at the discretion of the Committee.
     The total number of shares of Company Common Stock available for distribution under the Plan is currently 342,750 (of which 46,673 currently remain available for future awards), and, as amended, the number of shares would increase by 100,000 to 442,750 (with 146,673 then being available for future awards). The number of shares of Common Stock is subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company. The difference between the number of shares available for future awards and the total number of approved shares is due to prior grants of stock options under the Plan which are either currently outstanding or have been previously exercised. The closing price for a share of Company Common Stock on February 26, 2009 was $5.30.
     The Plan provides that all awards are subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. Any shares of Common Stock subject to awards under the Plan that are not used because the terms and conditions of the awards are not met, may be reallocated as though they had not previously been awarded. Any shares of Common Stock that constitute the forfeited portion of a restricted stock award, however, will not become available for further issuance under the Plan.
Types of Awards
     The types of awards that may be granted under the Plan include incentive and nonstatutory stock options, stock appreciation rights, restricted stock, performance units and stock bonuses. In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of each type of award that may be granted to an employee, and in some cases, a consultant, advisor or director, under the Plan are as follows:

Incentive and Nonstatutory Stock Options
     Both incentive stock options and nonstatutory stock options may be granted to participants at such exercise prices as the Committee may determine, provided that (a) such price will not be less than 100% of the fair market value of one share of Common Stock on the date of grant with respect to an incentive stock option (110% of the fair market value if, at the time the incentive stock option is granted, the participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company), and (b) such price will not be less than 85% of the fair market value of one share of Common Stock on the date of grant with respect to a nonstatutory stock option. In addition, if the aggregate fair market value of the shares of Common Stock with respect to incentive stock options held by an employee under the Plan that first become exercisable in any calendar year exceed $100,000, the excess shall be treated as nonstatutory stock options.
     An option will become exercisable at such times and in such installments as may be determined by the Committee at the time of grant. No incentive stock option, however, may be exercisable after 10 years from its date of grant (or five years from its date of grant if, at the time the incentive stock option is granted, the participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company).
     The total purchase price of the shares to be purchased upon exercise of an option will be paid entirely in cash. The Committee, however, may allow such payments to be made, in whole or in part, by tender of a broker exercise notice, previously acquired shares, a promissory note or by a combination of such methods, subject to applicable law. An option may be exercised by a participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company.
Stock Appreciation Rights
     The value of a stock appreciation right granted to a participant is determined by the appreciation in Company Common Stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The participant receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 85% of the fair market value of the specified number of shares of Company Common Stock to which the right relates determined as of the date the stock appreciation right is granted. No stock appreciation right may be exercisable prior to six months or after ten years from the date of grant, and stock appreciation rights will be exercised by giving notice in the same manner as for options.
Restricted Stock and Stock Bonuses
     The Committee is authorized to grant restricted stock awards and stock bonuses. The Committee shall determine the persons to whom such awards are made, the timing and amount of such awards, and all other terms and conditions. Company Common Stock granted to participants may be unrestricted or may contain such restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfer, as the Committee may determine. Unless forfeited, the recipient of restricted Common Stock will have all other rights of a shareholder, including without limitation, voting and dividend rights.

Performance Units
     Performance units also may be granted to participants under the Plan. The Committee shall determine the persons to who such awards are made, the timing and amount of such awards, and all other terms and conditions. The basis for payment of performance units for a given performance period shall be the achievement of those financial and nonfinancial performance objectives determined by the Committee at the beginning of the performance period. If minimum performance is not achieved for a performance period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the value of a performance unit shall be based on the degree to which actual performance exceeded the pre-established minimum performance standards, as determined by the Committee.
     The amount of payment shall be determined by multiplying the number of performance units granted at the beginning of the performance period by the final performance unit value. The Committee will have the discretion either to determine the form in which payment of the economic value of vested performance units will be made to the participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by the participant of the form of such payment.
Termination of Employment
     In the event a participant’s employment or other service with the Company is terminated by reason of death, disability or retirement the following with occur:
•	All exercisable options and stock appreciation rights held by the participant will remain exercisable for 30 days after such termination (but in no event after the expiration date of the option or stock appreciation right);

•	All outstanding restricted stock awards then held by the participant that have not vested will be terminated and forfeited; and

•	All outstanding performance units and stock bonuses then held by the participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such performance units or stock bonuses.
     In the event a participant’s employment or other service is terminated with the Company for any reason other than death, disability or retirement, all rights of the participant under the Plan and any agreements evidencing an award will immediately terminate without notice of any kind. In addition, no options or stock appreciation rights held by the participant will be exercisable, all unvested restricted stock awards held by the participant will be terminated and forfeited, and all performance units and stock bonuses held by the participant will vest and/or continue to vest in the manner determined by the Committee. If, however, termination is due to any reason other than termination by the Company for cause, all exercisable outstanding options and stock appreciation rights held by the participant will remain exercisable for 30 days after such termination (but in no event after the expiration date of any such option or stock appreciation right).
     Notwithstanding the foregoing, the Committee also has the authority to cause options and stock appreciation rights to become or continue to become exercisable and/or remain exercisable following such termination of employment or service (but in no event after the expiration date of any such option or stock appreciation right). In addition, the Committee may cause restricted stock awards, performance units and stock bonuses to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service.
     If a participant materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company, whether such breach occurs before or after termination of such participant’s employment or other service with the Company, the Committee may immediately terminate all rights of the participant under the Plan and any agreements evidencing an award then held by the participant without notice of any kind.
Withholding
     The Plan permits the Company to withhold from cash awards, and to require a participant receiving Common Stock under the Plan to pay the Company in cash, an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares delivered to such participant or a surrender to the Company of shares then owned by the participant.
Change in Control
     In the event of a change in control of the Company (a) all outstanding options and stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant remains in the employ or service of the Company; (b) all outstanding restricted stock awards will become fully vested and nonforfeitable; and (c) all outstanding performance units and stock bonuses then held by the participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such performance units or stock bonuses.
     In addition, if a change of control of the Company occurs, the Committee may determine that some or all participants holding outstanding Options will receive cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control of the Company over the exercise price per share of the options. This cash payment must be approved by the Committee either in an agreement evidencing an award at the time of grant or at any time after the grant of the award.
Restrictions on Transfer
     Awards under the Plan may not be assigned or transferred, or subjected to any lien, during the lifetime of the participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A participant will, however, be entitled to designate a beneficiary to receive an award upon such participant’s death. In the event of a participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any options may be made by, the participant’s legal representatives, heirs and legatees.
Plan Amendment, Modification and Termination
     The Board may suspend or terminate the Plan or any portion thereof at any time. The Board also may amend the Plan from time to time in such respects as the Board may deem advisable in order that awards under the Plan will conform to changes in applicable laws or regulations or in any other respect the Board deems to be in the best interests of the Company. No amendments to the Plan will be effective without approval of the shareholders of the Company if required pursuant to Rule 16b-3 under the Exchange Act, Section 422 of the Code or the rules of any stock exchange. Subject to certain rights of the Committee, no termination, suspension or amendment of the Plan may adversely affect any outstanding award without the consent of the affected Participant.
Federal Tax Considerations
     The Company has been advised by its counsel that awards made under the Plan generally will result in the following tax events for United States citizens under current United States Federal income tax laws:
Incentive Stock Option
     A participant will not realize any taxable income, and the Company will not be entitled to any related deduction, when any incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the participant disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss a recipient realizes will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the statutory holding periods.
     Except in the event of death, if shares acquired upon the exercise of an incentive stock option are disposed of before the expiration of the statutory holding periods (a “disqualifying disposition”), the participant will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the participant pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the participant will be treated as having made a disqualifying disposition of such shares and the tax consequences of such disqualifying disposition will be as described above.
     The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes an incentive stock option will be treated as if it were a nonstatutory stock option, the tax consequences of which are discussed below.
Nonstatutory Stock Options
     A participant will not realize any taxable income, and the Company will not be entitled to any related deduction, when any nonstatutory stock option is granted under the Plan. When a participant exercises a nonstatutory stock option, the participant will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss the participant realizes will be a capital gain or loss.
Stock Appreciation Rights
     Generally (a) the participant will not realize income upon the grant of a stock appreciation right, (b) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction, when cash, shares of Common Stock or a combination of cash and shares are delivered to the participant upon exercise of a stock appreciation right and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date they are received. The Federal income tax consequences of a disposition of unrestricted shares received by the participant upon exercise of a stock appreciation right are the same as described above with respect to a disposition of unrestricted shares.
Restricted Stock and Stock Bonuses
     Unless the participant files an election to be taxed under Section 83(b) of the Code, (a) the participant will not realize income upon the grant of restricted stock, (b) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction when the restrictions have been removed or expire and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the participant and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.
     With respect to awards of unrestricted stock, (a) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.
     When the participant disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.
Performance Units
     Under present federal income tax regulations, a participant receiving performance units will not recognize income and the Company will not be allowed a tax deduction at the time the award is granted. When a participant receives payment of performance units, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.
Voting Requirements, Recommendation
     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote on this item and present in person or by proxy at the meeting is required for approval of the amendments to the Plan and the additional shares authorized under the Plan. Proxies solicited by the Board will be voted for approval of the proposal, unless shareholders specify otherwise in their proxies.
     For this purpose, a shareholder voting through a proxy who abstains with respect to approval of the amendments to the Plan is considered to be present and entitled to vote on the approval of the Plan at the meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the approval of the Plan shall not be considered present and entitled to vote on the proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” APPROVAL OF THE AMENDMENTS TO THE 1995 STOCK INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information with respect to the Company’s Common Stock that may be issued under its 1995 Stock Incentive Plan as of December 31, 2008. The 1995 Stock Incentive Plan is the only equity compensation plan of the Company in existence as of December 31, 2008 and has been approved by the Company’s shareholders.

Number of securities
remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column 1)
Equity compensation plans approved by shareholders	26,250	$6.69	46,673

Equity compensation plans not approved by shareholders	—	—	—

Total	26,250	$6.69	46,673

EMPLOYMENT CONTRACTS; TERMINATION OF
EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
     The Company does not have any employment agreements with any members of its executive management team, but has entered into confidentiality and non-competition agreements with such persons. These agreements generally provide that the executive will not solicit any other employee of the Company to leave the Company during the executive’s employment with the Company and for two years following such employment, will not compete with the Company during the executive’s employment and for one year thereafter, and will protect the proprietary information of the Company during and following such executive’s employment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who own more than ten percent of the Company’s Common Stock file initial reports of ownership of the Company’s Common Stock and changes in such ownership with the Securities and Exchange Commission. To the Company’s knowledge based solely on a review of copies of forms submitted to the Company during and with respect to fiscal 2008 and on written representations from the Company’s directors and executive officers, all required reports were filed on a timely basis during fiscal 2008.
ADDITIONAL MATTERS
     The Annual Report of the Company for the year ended December 31, 2008, including financial statements, is being mailed with this Proxy Statement.
     Shareholder proposals intended to be presented at the 2010 Annual Meeting of Shareholders must be received by the Company at its principal executive office no later than November 19, 2009 for inclusion in the Proxy Statement for that meeting. Any other shareholder proposal must be received by the Company at its principal executive office no later than January 31, 2010 in order to be presented at the 2010 Annual Meeting of Shareholders.
     As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of shareholders, it is intended that the shares of Common Stock represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.
By Order of the Board of Directors,

Jon Gerlach
Secretary
     Dated: March 19, 2009

EXHIBIT A
IKONICS CORPORATION
1995 STOCK INCENTIVE PLAN
(AS PROPOSED TO BE AMENDED)
1. Purpose of Plan.
     The purpose of the IKONICS Corporation 1995 Stock Incentive Plan (the “Plan”) is to advance the interests of the IKONICS Corporation (the “Company”) and its stockholders by enabling the company and its subsidiaries to attract and retain persons of ability to perform services for the Company and its subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.
2. Definitions.
     The following terms will have the meaning set forth below, unless the context clearly otherwise requires:
2.1 “Board” means the Board of Directors of the Company.
2.2 “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company or deliver stock certificates to be issued upon such exercise directly to such broker or dealer.
2.3 “Change in Control” means an event described in Section 13.1 of the Plan.
2.4 “Code” means the Internal Revenue Code of 1986, as amended.
2.5 “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.
2.6 “Common Stock” means the common stock of the Company’s $.10 par value, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.
2.7 “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.
2.8 “Eligible Recipients” means all directors (including non-employee directors), officers and employees of the Company or any Subsidiary.
2.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.10 “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote):

a. If the Common Stock is listed (or admitted to unlisted trading privileges) on an exchange or reported on the NASDAQ National Market System or bid and asked prices are reported on the NASDAQ system or a comparable reporting service, the closing sale price or the mean of the closing bid and asked prices, as the case may be.
b. If the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.
2.11 “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.
2.12 “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.
2.13 “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as a Incentive Stock Option.
2.14 “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.
2.15 “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.
2.16 “Performance Unit” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established performance goals.
2.17 “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.
2.18 “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.
2.19 “Retirement” means normal or approved early termination of employment or service pursuant to and in accordance with the regular retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination.
2.20 “Securities Act” means the Securities Act of 1933, as amended.
2.21 “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.
2.22 “Stock Bonus” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 10 of the Plan.

2.23 “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.
2.24 “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.
3. Plan Administration.
3.1 The Committee. The Plan will be administered by the Board or by a committee of the Board consisting of not less than two persons; provided, however, that from and after the date on which the Company first registers a class of its equity securities under Section 12 of the Exchange Act, the Plan will be administered by the Board, all of whom will be “disinterested persons” within the meaning of Rule 16b-3 under the Exchange Act, or by a committee consisting solely of not fewer than two members of the Board who are such “disinterested persons.” As used in this Plan, the term “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.
3.2 Authority of the Committee.
a. In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.
b. The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a regrant of such Incentive Award for purposes of this Plan.
c. In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.
4. Shares Available for Issuance.
     4.1 Maximum Number of Shares. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be ~~342,750~~ 442,750 shares. The shares available for issuance under the Plan ~~may, at the election of the Committee, be either treasury shares or~~ shall be shares authorized but unissued~~, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury~~ under the Company’s Articles of Incorporation.
4.2 Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.
4.3 Adjustments to Shares of Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number, kind and, where applicable, exercise price of securities subject to outstanding Incentive Awards.
5. Participation.
     Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreements with the Participant.
6. Options.
6.1 Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.
6.2 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of Common Stock on the date of grant with respect to a Non-Statutory Stock Option.
6.3 Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee at the time of grant; provided, however, that no Incentive Stock Option may be exercisable after 10 years from its date of grant (five years from its date of grant if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).
6.4 Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee may allow such payments to be made, in whole or in part and upon such terms and conditions as may be established by the Committee, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note or by a combination of such methods.
6.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its principal executive office in Duluth, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.
6.6 Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an incentive stock option, the Committee will designate which shares will be treated as shares to be acquired upon exercise of an incentive stock option.
7. Stock Appreciation Rights.
7.1 Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as will be determined by the Committee.
7.2 Exercise Price. The exercise price of a Stock Appreciation Right will be determined by the Committee at the date of grant but will not be less than 85% of the Fair Market Value of one share of Common Stock on the date of grant.
7.3 Exercisability and Duration. A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable prior to six months or after 10 years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.
8. Restricted Stock Awards.
8.1 Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a subsidiary for a certain period or that the Participant or the Company (or any subsidiary or division thereof) satisfy certain performance goals or criteria.
8.2 Rights as a Stockholder; Transferability. Except as provided in Sections 8.1, 8.3 and 14.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.
8.3 Dividends and Distributions. Unless the Committee determines otherwise (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine whether any interest will be paid on such dividends or distributions. In addition, the Committee may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.
8.4 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.
9. Performance Units.
     An Eligible Recipient may be granted one or more Performance Units under the Plan, and such Performance Units will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Performance Units as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or any subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria. The Committee will have the discretion either to determine the form in which payment of the economic value of vested Performance Units will be made to the Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by the Participant of the form of such payment.
10. Stock Bonuses.
     An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Bonus under this Section 10 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Bonus as it deems appropriate.

11. Effect of Termination of Employment or Other Service.
11.1 Termination Due to Death, Disability or Retirement. In the event a Participant’s employment or other service with the Company and all subsidiaries is terminated by reason of death, Disability or Retirement:
a. All outstanding Options and Stock Appreciation Rights then held by the Participant will remain exercisable to the extent exercisable as of such termination for a period of 30 days after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);
b. All outstanding Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited; and
c. All outstanding Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses.
11.2 Termination for Reasons Other than Death, Disability or Retirement.
a. In the event a Participant’s employment or other service is termination with the Company and all subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a subsidiary and the subsidiary ceases to be a subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options or Stock Appreciation Rights then held by the Participant will thereafter be exercisable, all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited, and all Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Units or Stock Bonuses; provided, however, that if such termination is due to any reason other than termination by the Company or any subsidiary for “cause,” all outstanding Options and Stock Appreciation Rights then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of 30 days after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).
b. For purposes of this Section 11.2, “cause” (as determined by the Committee) will be a defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any subsidiary.

11.3 Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 11, upon a Participant’s termination of employment or other service with the Company and all subsidiaries, the Committee may in its discretion (which may be exercised at any time on or after the date of grant, including following such termination) cause Options and Stock Appreciation Rights (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Performance Units and Stock Bonuses then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each casein the manner determined by the Committee; provided, however, that no Option or Stock Appreciation Right may remain exercisable beyond its expiration date.
11.4 Breach of Confidentiality or Non-Compete Agreements. Notwithstanding anything in this Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any subsidiary, whether such breach occurs before or after termination of such Participant’s employment or other service with the Company or any subsidiary, the Committee may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.
11.5 Date of Termination of Employment or Other Service. Unless the Committee otherwise determines, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the subsidiary for which the Participant provides employment or other service, as determined by the Committee based upon such records.
12. Payment of Withholding Taxes.
12.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.
12.2 Special Rules. The Committee may, upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 12.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.
13. Change in Control.
13.1 Change in Control. For purposes of this Section 13.1, a “Change in Control” of the Company will mean the following:
a. the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

b. the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;
c. a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but not more than 80% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors (as defined in Section 13.2 below), or (ii) 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);
d. any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (ii) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);
e. the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or
f. a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the company is then subject to such reporting requirements.
13.2 Incumbent Directors. For purposes of this Section 13, “Incumbent Directors” of the Company means any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).
13.3. Acceleration of Vesting. Without limiting the authority of the Committee under Section 3.2 of the Plan, if a Change in Control of the Company occurs, then unless the Committee otherwise determines and sets forth in the agreement evidencing an Incentive Award at the time of grant of such Incentive Award, (a) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in the employ or service of the Company or any Subsidiary; (b) all outstanding Restricted Stock Awards will become immediately fully vested and non-forfeitable; and (c) all outstanding Performance Units and Stock Bonuses then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Performance Unites or Stock Bonuses.
13.4 Cash Payment for Options. If a Change of Control of the Company occurs, then the Committee, if approved by the Committee either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.
13.5 Limitation on Change in Control Payments. Notwithstanding anything in Section 13.3 or 13.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 13.3 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 13.4 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation that is a member of an “affiliate group” (as defined in Section 1504(a) of the Code without regarding to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the payments to such Participant pursuant to Section 13.3 or 13.4 will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if such Participant is subject to a separate agreement with the Company or a subsidiary that specifically provides that payments attributable to one or more forms to employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, event if it would constitute an excess parachute payment, or provides that the Participant will have the discretion to determine which payment will be reduced in order to avoid an excess parachute payment, then the limitations of this Section 13.5 will, to that extent, not apply.
14. Rights of Eligible Recipients and Participants; Transferability.
14.1 Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.
14.2 Rights as a Stockholder. As a holder of Incentive Awards (other than Restricted Stock Awards and Stock Bonuses), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine.
14.3 Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the

Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of a Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 11 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees.
14.4 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.
15. Securities Law and Other Restrictions.
     Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
16. Plan Amendment, Modification and Termination.
     The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act, Section 422 of the Code or the rules of the NASD or any stock exchange. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action is deems appropriate under Sections 3.2(c), 4.3 and 13 of the Plan.
17. Effective Date and Duration of the Plan
     The Plan is effective as of ~~February 23, 2004~~ February 19, 2009, the date it was adopted by the Board in its current form. The Plan will terminate at midnight on ~~February 22, 2014~~ February 18, 2019, and may be terminated prior to such time by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.
18. Miscellaneous
18.1 Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.
18.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

IKONICS CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
Friday, April 24, 2009
1:00 p.m., Local Time
IKONICS Corporation
2302 Commonwealth Avenue
Duluth, Minnesota

IKONICS Corporation	proxy
4832 Grand Avenue, Duluth, MN 55807

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 24, 2009.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint William C. Ulland and Jon Gerlach, and each of them, with full power of substitution, to vote your shares on the matter shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

ADDRESS BLOCK

HOW TO VOTE YOUR PROXY
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to
IKONICS Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
ò  Please detach here   ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of	01 Charles H. Andresen	05 Rondi C. Erickson	☐	Vote FOR	☐	Vote WITHHELD
directors:	02 David O. Harris	06 H. Leigh Severance		all nominees		from all nominees
	03 Gerald W. Simonson	07 Lockwood Carlson		(except as marked)
04 William C. Ulland

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of amendments to 1995 Stock Incentive Plan	☐	For	☐	Against	☐	Abstain

3. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting, or adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date , 2009

Signature(s) in Box

(If there are co-owners, each must sign.)

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.